Exhibit 99.1

SINO-BON ENTERTAINMENT INC.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

ACSB                         Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route One                                                                                                                                                                                   1 Penn Plaza
Iselin, New Jersey 08830                                                                                                                                                                 36th Floor
732. 855.9600                                                                                                                                                                                    New York, NY 10119
Fax:732.855.9559                                                                                                                                                                             212.786.7510
www.acsbco.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Sino-Bon Entertainment Inc.

We have reviewed the accompanying balance sheet of Sino-Bon Entertainment Inc. (the “Company”) as of March 31, 2010, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the three-month period ended March 31, 2010. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of the Company as of December 31, 2009 and the related consolidated statements of income, retained earnings and comprehensive income, and consolidated statement of cash flows for the year then ended; and in our report dated April 7, 2010, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2009, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountant
New York, N.Y.
June 30, 2010

SINO-BON ENTERTAINMENT INC.
CONSOLIDATED BALANCE SHEETS
ASSETS	March 31, 2010	December 31,2009
CURRENT ASSETS:	(Unaudited)	(Audited)
Cash and cash equivalents	$1,228,357	$1,150,533
Restricted Cash (Note 2)	4,222,043	6,578,898
Accounts receivable, net (Note 2)	15,046,139	11,244,439
Other receivable, net	1,728,578	1,853,294
Due from related party (Note 6)	3,108,070	2,976,599
Notes receivable	14,650	29,338
Inventories (Note 3)	4,868,590	3,055,321
Trade deposit paid, net	1,118,449	3,164,109
Prepaid expenses and other assets	17,795	28,452
Total current assets	31,352,671	30,080,983
NON-CURRENT ASSETS
Long-term investments (Note 4)	504,881	504,881
Other assets	99,110	107,826
Construction in progress	771,521	555,646
Property, plant and equipment, net (Note 2)	5,527,077	5,592,283
Intangible assets, net (Note 2)	1,712,036	1,817,420
TOTAL ASSETS	$39,967,296	$38,659,039
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term bank loan (Note 7)	$5,860,050	$7,525,084
Bank's acceptance (Note 5)	6,434,212	6,505,554
Account payables	6,903,026	6,246,184
Accrued expenses and other payables - current	3,945,500	4,305,649
Due to related party - current (Note 6)	444,028	431,349
Customer Deposits	1,035,026	612,841
Income tax payable	903,957	1,431,313
Total current liabilities	25,525,799	27,057,974
Other payable	27,629	-
Due to related party (Note 6)	4,321,905	4,321,905
TOTAL LIABILITIES	29,875,333	31,379,879
STOCKHOLDERS' EQUITY
Capital stock, $0.001 par value - 50,000,000 shares authorized	50,000	50,000
Additional paid-in capital	1,367,823	1,367,823
Retained earnings	8,265,638	5,939,133
Statutory reserve	485,237	-
Accumulated other comprehensive income	(26,735)	(27,796)
Stock subscription receivable	(50,000)	(50,000)
Total stockholders' equity	10,091,963	7,279,160
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$39,967,296	$38,659,039
The accompanying notes are an integrated part of these consolidated financial statements

SINO-BON ENTERTAINMENT INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

	2010	2009
	(Unaudited)	(Unaudited)
Sales, net	$24,889,677	$3,944,763
Cost of sales	19,824,910	3,790,673
Gross profit	5,064,767	154,090

Operating income/(expenses)
Other income	80,931	-
Selling, general and administrative expenses	(1,453,385)	(110,204)
Income from Operations	3,692,313	43,886

Other income/(expenses)
Interest income	33,892	-
Investment income	5,493	-
Non operating income	109,913	14,624
Non operating expenses	(322)	(366)
Interest expenses	(92,162)	(47,713)
Profit before income tax	3,749,127	10,431

Income taxes	(937,385)	-

Net income	$2,811,742	$10,431

COMPREHENSIVE INCOME
Net Income	$2,811,742	$10,431
Other Comprehensive Income
Foreign currency translation adjustment	1,061	(25,256)
TOTAL COMPREHENSIVE INCOME	$2,812,803	$(14,825)

The accompanying notes are an integrated part of these consolidated financial statements

SINO-BON ENTERTAINMENT INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2010
(UNAUDITED)

	Shares of
	Common					Accumulated
	Stock		Additional		Accumulated	Other	Stock
	Outstanding	Common	Paid-in	Statutory	Retained	Comprehensive	Subscription
	In thousand	Stock	Capital	Reserve	earnings/(Deficit)	Income/(Loss)	Receivable	Total

Balance, January 1, 2010	50,000	$50,000	$1,367,823	$-	$5,939,133	$(27,796)	$(50,000)	$7,279,160
Additional Capital								-
Net (income) loss					2,811,742			2,811,742
Statutory reserve				485,237	(485,237)			-
Foreign currency translation
adjustments						1,061		1,061
Balance, March 31, 2010	50,000	$50,000	$1,367,823	$485,237	$8,265,638	$(26,735)	$(50,000)	$10,091,963

The accompanying notes are an integrated part of these consolidated financial statements

SINO-BON ENTERTAINMENT INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTH ENDED MARCH 31, 2010 AND 2009
(UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES：	2010	2009
Net income	$2,811,742	$10,431
Adjustments to reconcile net income to net cash provided by
Operating activities:
Depreciation	102,577	31,316
Amortization	105,384	1,998
Changes in assets and liabilities provided/(used) cash :
Provision for doubtful accounts	42,455	64,270
Restricted cash	2,348,293	(637,731)
Accounts receivable	(3,875,355)	283,715
Other receivables	127,951	(1,711,980)
Notes receivable	14,649	-
Due from related party	(135,245)	-
Due to related party	18,722	277,497
Trade deposit paid	2,053,088	364,710
Prepayment	10,620	10
Inventories	(1,817,002)	(23,345)
Other assets	8,578	(10)
Notes payable to bank	(63,064)	930,214
Customer deposits	422,929	1,075,159
Accounts and other payables	337,711	(1,841,549)
Income tax payable	(525,492)	(45,288)
Net cash provided by operating activities	1,988,541	(1,220,583)

CASH FLOWS FROM INVESTING ACTIVITIES：
Long-term investments	-	269,085
Purchase of property & equipment	(37,371)	(14,791)
Purchase of Intangible assets	-	(9,866)
Prepayment of construction in progress	(216,564)	369,289
Net cash used in investing activities	(253,935)	613,717

CASH FLOWS FROM FINANCING ACTIVITIES：
Prepayment of short-term bank loan	(1,655,326)	460,661
Net cash provided by financing activities	(1,655,326)	460,661

Effect of exchange rate changes on cash and cash equivalents	(1,456)	118

NET CHANGE IN CASH AND CASH EQUIVALENTS	77,824	(146,087)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,150,533	201,199
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,228,357	$55,112

SUPPLEMENTAL DISCLOSURES:
Income taxes paid	$1,464,741	$-
Interest paid	$92,162	$47,713

The accompanying notes are an integrated part of these consolidated financial statements

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 1 - ORGANIZATION

Sino-Bon Entertainment Inc. – BVI was incorporated on February 23, 2010 under the laws of the British Virginia Islands is a holding company with subsidiaries engaged in manufacturing Electronic mahjong machines. Atlantic Investment (Group) Ltd. (Atlantic) was incorporated on April 9, 2009 under the laws of Hong Kong. Jiangsu Danbom Mechanism & Electronics Co., Ltd. was incorporated on January 23, 2007 under the laws of the Peoples Republic of China (PRC). Jiangsu Danbom Electronic Tech. Co., Ltd. was incorporated on May 10, 2009 under the laws of the PRC. Jiangsu Danbom Taicheng plastics Co., Ltd. was incorporated in November 20, 2008 under the laws of the PRC. Collectively these corporations are referred to herein as the Company.

As of March 31, 2010, the Subsidiaries of the Company are as follows:

The Atlantic operates through its principal subsidiary, Jiangsu Danbom Mechanical & Electrical Co., Ltd. (Danbom), which includes the operations of Jiangsu Danbom Electronic Tech. Co., Ltd. (Electronic) and Jiangsu Danbom Taicheng Plastics Co., Ltd. (Taicheng).

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi, however the accompanying audited consolidated financial statements have been translated and presented in United States Dollars.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation Adjustment

As of March 31, 2010 and December 31, 2009, the accounts of Jiangsu Danbom Mechanism & Electronics Co., Ltd., Jiangsu Danbom Electronic Tech. Co., Ltd., and Jiangsu Danbom Taicheng plastics Co., Ltd. were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars (USD) in accordance with the Foreign Currency Matters Topic of the FASB Accounting Standards Codification (“ASC 830”) with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders equity was translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the FASB Accounting Standard Codification (“ASC 220”). Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Sino-Bon Entertainment Inc. and its wholly owned subsidiaries Jiangsu Danbom Mechanism & Electronics Co., Ltd., Jiangsu Danbom Electronic Tech. Co., Ltd., Jiangsu Danbom Taicheng plastics Co., Ltd., and Atlantic Investment (Group) Ltd. since date of incorporation, collectively referred to herein as the Company.  All intercompany transactions and accounts have been eliminated in consolidation.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contingencies

Certain conditions may exist as of the date the financial statements are issued. These conditions may result in a future loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed. These were no contingent liabilities requiring a provision for losses at March 31, 2010.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Restricted Cash

Restricted cash of $4.22 million and $6.58 million, as of March 31, 2010 and December 31, 2009, respectively, consists of cash deposited by Jiangsu Danbom Mechanical & Electrical Co., Ltd. in a special bank account, which was created to be in compliance with Bank’s Acceptance paid by financial institutions for advances to vendors.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts receivable on a consolidated basis consist principally of amounts due from trade customers.  Credit is extended based on an evaluation of the customer’s financial condition and collateral is not generally required. Certain credit sales are made to industries that are subject to cyclical economic changes.

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its clients to make required payments are to cover potential credit losses.  Estimates are based on historical collection experience, current trends, credit policy and relationship between accounts receivable and revenues.  In determining these estimates, the Company examines historical write-offs of its receivables and reviews each client’s account to identify any specific customer collection issues.  If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payment, additional allowances might be required.  The Company’s failure to accurately estimate the losses for doubtful accounts and ensure that payments are received on a timely basis could have a material adverse effect on its business, financial condition, and results of operations.

Allowance for doubtful accounts amounted to $124,068 and $94,527 as of March 31, 2010 and December 31, 2009, respectively.

Property, Plant & Equipment, Net

Property, plant and equipment are recorded at cost less accumulated depreciation and include expenditures for additions and major improvements.  Maintenance and repairs are charged to operations as incurred.  Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets.

Building	5 - 20 years
Machinery	5 - 10 years
Office Furniture & Equipments	3 - 5 years
Motor vehicles	5 – 10 years

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of March 31, 2010 and December 31, 2009, Property, Plant & Equipment of consist of the following:

	March 31, 2010	December 31, 2009
Building	$4,335,816	$4,335,816
Machinery	1,180,030	1,163,154
Office Furniture & Equipments	176,823	156,328
Motor vehicles	262,423	262,423
	5,955,092	5,917,721
Accumulated depreciation	(428,015)	(325,438)
	$5,527,077	$5,592,283

Depreciation expense for the three months ended March 31, 2010 and 2009 was $102,577 and $31,316, respectively.

Fair Value of Financial Instruments

FASB Accounting Standards Codification Topic on Fair Value Measurements and Disclosures (“ASC 820”) requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

Revenues are recognized upon shipment when title passes.  Shipping costs are included in cost of sales. The Company believes that recognizing revenue at time of shipment is appropriate because the Company’s sales policies meet the four criteria of SEC’s Staff Accounting Bulletin No. 104, which are: (i) persuasive evidence that an arrangement exists, (ii) delivery has occurred, (iii) the seller’s price to the buyer is fixed and determinable, and (iv) collectability is reasonably assured.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company utilizes FASB Accounting Standards Codification Topic on Income Taxes (“ASC 740”), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. There were no deferred taxes as of March 31, 2010 and December 31, 2009.

Statement of Cash Flows

In accordance with FASB Accounting Standards Codification Topic on Statement of Cash flows (“ASC 230”), cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions.

The Company has a diversified customer base, mostly located in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangibles Assets

Intangible assets recorded at cost less accumulated amortization.  Amortization is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. The intangible assets consist principally of accounting software and land use right, which range 10 years.

As of March 31, 2010 and December 31, 2009, intangible assets consist of the following:

	March 31, 2010	December 31, 2009
Accounting software	$34,845	$34,845
Land use right	1,789,831	1,789,831
	1,824,676	1,824,676
Accumulated amortization	112,640	7,256
	$1,712,036	$1,817,420

Amortization expense for the three months ended March 31, 2010 and 2009 was $105,384 and $1,998, respectively.

The estimated aggregate amortizations expense for each of the five succeeding years and thereafter are as follows:

2011	$182,696
2012	182,696
2013	182,696
2014	182,696
2015	182,696
Thereafter	798,556
Total	$1,712,036

Reclassifications

Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year presentations. Land use right $1,789,831 has been reclassified from fixed assets to intangible assets on January 1, 2010.

Related parties
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In February, 2007, FASB issued SFAS 159 ‘The Fair Value Option for Financial Assets and Financial Liabilities’ – Including an Amendment of FABS Statement No. 115.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, SFAS No 159 was superseded by the Financial Instruments Topic of FASB Accounting Standards Codification (“ASC 825”).

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”).  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). SFAS No 160 was superseded by the Consolidation Topic of FASB Accounting Standards Codification (“ASC 810”) The Company adopted SFAS 160 on January 1, 2009. The adoption of this statement had no effect on the Company’s consolidated financial statements.

On May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles, which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature.  SFAS No 162 was superseded by the General Accounting Principle Topic of FASB Accounting Standards Codification (“ASC 105”).

In June 2009, the FASB issued amended standards for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. These amended standards are effective for us beginning in the first quarter of fiscal year 2010 and we are currently evaluating the impact that adoption will have on our consolidated financial statements.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, Subsequent Events), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective for us beginning in the fourth quarter of fiscal year 2009. There was no material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2012); early adoption is permitted.  The Company is currently evaluating the impact of adopting ASU 2009-14 on its financial statements.

Note 3 - INVENTORIES

Inventories are stated at the lower of cost or market value.  The inventories are valued using weighted average method.  As of March 31, 2010 and December 31, 2009, inventories consist of the following:

	March 31,	December 31,
	2010	2009
Raw materials and supplies	$1,864,099	$1,643,204
Work in progress	660,792	151,419
Finished goods	2,343,699	1,260,698
Totals	$4,868,590	$3,055,321

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 4 – LONG-TERM INVESTMENTS

Long-term investments included investments in Jiangsu Danbom Color Priting Co., Ltd. (Color Printing) and Baohua Credit Union (Baohua).

The Company owns 31.5% of total shares of Color Printing and has entered in agreement that they can not exercise significant influence in Color Printing. The investment was valued $431,803 as of March 31, 2010 and December 31, 2009. There was no investment income for the three months ended at March 31, 2010 and December 31, 2009.

The Company owns 50,000 shares of Baohua Credit Union. The investment was valued $73,078 as of March 31, 2010 and December 31, 2009. The investment income was $5,494 and $0, which was included in Non-operating income in the statement of operations, for the three months ended March 31, 2010 and 2009, respectively.

Note 5 – BANK’S ACCEPTANCE

Bank's Acceptance Bill (BA) is a commercial bill. Acceptance by the bank deposit to open deposit accounts were out of tickets to the Bank for examination and approval by the Bank of acceptance, unconditional guarantee to pay a specified date determined amount to the payee or bearer. Commercial bills issued on the drawer to drawer acceptance are the Bank of Credit based on the recognition and support for the credit. They are related accounts to restricted cash and accounts payable. The Company paid its portion of vendors by BA, some BAs are secured 100% by restricted cash to guarantee the payment later, and the others are secured 50% by restricted cash only and 50% by short-term bank loan. The Company will pay interest these short-term bank loans.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 6 – RELATED PARTY TRANSACTIONS

As of March 31, 2010 and December 31, 2009, Due from related party account has balance of $3.11 million and $2.98 million, which is due from a shareholder.

On July, 2009, Jiangsu Danbom Mechanism & Electronics Co., Ltd. purchased fixed assets, liabilities, including buildings, equipments, and current accounts, with a value of $4.32 million, from a related party, shareholder,  according to a Purchase Agreement. The due date for payment is December 31, 2011.

Below details substance of Asset purchase agreement.

Accounts name	Assets	Liabilities
Cash	$270,735	$
Accounts receivable	3,000,301
Other receivables	3,884,371
Advance payment	2,269,445
Inventory	1,416,693
Fixed assets	5,804,320
Accounts payalbe			8,337,949
Other payable			3,106,307
Trade deposit			879,704
Total	$16,645,865		12,323,960
Due to related party			$4,321,905

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)
Note 7 – BANK DEBT

The Company has revolving loans which have various expiration dates. However, each loan calls for company to repay loan annually.

As of March 31, 2010 and December 31, 2009, the Company had debt as follows:

March 31, 2010
Rural Credit Cooperative, Loan calls for interest 0.715% per month, with principal due in 2010	$293,003
Rural Credit Cooperative, Loan calls for interest 0.77% per month, with principal due in 2010	981,558
Rural Credit Cooperative, Loan calls for interest 0.575% per month, with principal due in 2010	542,055
Rural Credit Cooperative, Loan calls for interest 0.729% per month, with principal due in 2010	673,906
Agricultural Bank of China, Loan calls for interest 0.398% per month, with principal due in 2011	732,506
Agricultural Bank of China, Loan calls for interest 0.398% per month, with principal due in 2010	1,758,015
China Construction Bank, Loan calls for interest 0.446% per month, with principal due in 2010	146,501
China Construction Bank, Loan calls for interest 0.405% per month, with principal due in 2010	732,506
$5,860,050

December 31, 2009
Rural Credit Cooperative, Loan calls for interest 0.715% per month, with principal due in 2010	$293,376
Rural Credit Cooperative, Loan calls for interest 0.439% per month, with principal due in 2011	1,217,509
Rural Credit Cooperative, Loan calls for interest 0.439% per month, with principal due in 2010	982,808
Rural Credit Cooperative, Loan calls for interest 2.5% per month, with principal due in 2010	1,657,572
Agricultural Bank of China, Loan calls for interest 0.439% per month, with principal due in 2011	733,439
Agricultural Bank of China, Loan calls for interest 0.439% per month, with principal due in 2010	1,760,253
China Construction BankLoan, calls for interest 0.439% per month, with principal due in 2010	146,688
China Construction Bank, Loan calls for interest 0.405% per month, with principal due in 2010	733,439
$7,525,084

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Notes 8 – INCOME TAXES

The Company through its subsidiary Jiangsu Danbom Mechanical & Electrical Co., Ltd. is governed by the Income Tax Laws of the PRC. Operations in the United States of America have incurred net accumulated operating Income for income tax purposes. Provisions for income taxes amounted to $937,385 in 2010 and $1,893,875 in 2009, respectively.

ASC 740, Accounting for Income Taxes (“ASC 740”), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion more likely than not will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative earnings experience and expectations of future taxable income by taxing jurisdiction, the carry-forward periods available to us for tax reporting purposes, and other relevant factors.

Effective January 1, 2007, we adopted the provisions of FASB Accounting Standards Codification Topic 740, Accounting for Uncertainty in Income Taxes.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The standard prescribes a recognition and measurement method for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes.

Based on a review of our tax positions, the Company was not required to record a liability for unrecognized tax benefits as a result of adopting ASC 740 on January 1, 2007.  Further, there has been no change during the years ended December 31, 2009 and 2008.  Accordingly, we have not accrued any interest and penalties through March 31, 2010.

Note 9 – COMMITMENTS

The Company leases factory facilities under 5 year’s arrangements from April 1, 2009. Rental expense for the three months ended March 31, 2010 and 2009 was $32,770 and $0, respectively.. The Company has future minimum lease obligations as of March 31, 2010 as follows:

2011	$104,300
2012	95,379
2013	14,649
2014	14,649
2015	7,324
Total	$236,301

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Note 10 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders equity, as of March 31, 2010 and December 31, 2009 are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance December 31, 2008	$(42,192)	$(42,192)
Changes for year ended December 31, 2009	14,396	14,396
Balance December 31, 2009	(27,796)	(27,796)
Changes for three months ended March 31, 2010	1,061	1,061
Balance at March 31, 2010	$(26,735)	$(26,735)

Note 11 – SUBSEQUENT EVENTS

For the quarter ended March 31, 2010, the Company has evaluated subsequent events for potential recognition and disclosure from April 1, 2010 through the date of filing the financial statements with the SEC.

On May 7, 2010, the company entered into and closed a share exchange agreement, or the Share Exchange Agreement, with Sunnyside Entertainment Estate., a public company for a reverse merger, Pursuant to the Share Exchange Agreement, Sunnyside acquired 100% of the issued and outstanding capital stock of Sin-Bon Entertainment Inc. from the Sino-Bon Shareholders and the Sino-Bon Shareholders transferred and contributed all of their interests to Sunnyside. In exchange, Sunnyside issued to Sin-Bon Shareholders, their designees or assigns,   17,000,000 shares of Sunnyside Acres Mobile Estates Common Stock, which constituted 68.0% of Sunnyside issued and outstanding capital stock as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

On May 5, 2010, a related party forgave his debt due from Jiangsu Danbom Mechanism & Electronics of 2.5 million and Jiangsu Danbom mechanism & Electronics agreed to forgive debt due from another related party in the same amount.